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                                                    Supplemental Information (a)

                                COTTER & COMPANY
                           8600 West Bryn Mawr Avenue
                            Chicago, Illinois 60631

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 April 2, 1996


TO THE STOCKHOLDERS OF COTTER & COMPANY:

The Annual Meeting of Stockholders of COTTER & COMPANY, a Delaware Corporation, will be held at The Stouffer Renaissance Hotel, 3801 Quebec Street, Denver, Colorado 80207, Tuesday, April 2 1996, at the hour of 10:00 in the morning, local time, for the following purposes:

        1. To elect five Directors to serve for a term of three years and to elect one Director for a term of one year to fill an unexpired term and until the election and qualification of their respective successors;

        2. To approve the appointment of Ernst & Young, independent public accountants, as auditors of the Company for fiscal year 1996; and

        3. To consider and act upon such further business as may properly come before the meeting or any adjournment thereof.

Election of Directors, The Nominating Committee and the Board of Directors have nominated for election five (5) nominees listed below, each to hold office for a term of three (3) years and until his successor is elected and qualified:

                 J.W. (Bill) Blagg              Leonard C. Farr
                 Samuel D. Costa, Jr.           Dennis A. Swanson
                 Daniel A. Cotter

Additionally, John F. Lottes, III has been nominated to serve for a term of one
(1) year to fill the unexpired term of Robert G. Waters, retired.

The shares represented by the proxy solicited by the Board of Directors will be voted in favor of the election of the above-named nominees unless authority is expressly withheld.

The Board of Directors knows of no reason why any nominee for director will be unable to serve if elected. If any nominee shall become unavailable for election, it is intended that such shares shall be voted for the election of a substitute nominee selected by the persons named in the enclosed Proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES PRESENTED.
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Appointment of Independent Public Accountants. The Board recommends that you vote FOR the approval of the appointment of Ernst & Young, independent public accountants, as auditors for the Company for the fiscal year ending December 28, 1996. The Proxy solicited by the Board will be voted in favor of the approval of Ernst & Young to serve as auditors for the Company for fiscal year 1996 unless a contrary decision is made by the Stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG AS AUDITORS FOR THE COMPANY FOR FISCAL YEAR 1996.

Only holders of record of the Class A Stock of the Company at the close of business on February 16, 1996, will be entitled to notice of and to vote at said meeting. The Proxy solicited by the Board will be voted in favor of all proposals unless a contrary decision is made by the Stockholders, and of all other matters to come before the meeting, or any adjournments thereof, in the discretion of the Proxies therein.

STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING IN PERSON ARE ASKED TO SIGN, DATE, AND RETURN THE ENCLOSED PROXY TO THE COMPANY IN THE ENCLOSED, STAMPED ENVELOPE, ADDRESSED TO COTTER & COMPANY, C/O HARRIS TRUST AND SAVINGS, P.O. BOX 2702, CHICAGO, ILLINOIS 60690-9402.

                            YOUR VOTE IS IMPORTANT.

                YOU ARE URGED TO SIGN, DATE, AND RETURN YOUR PROXY WITHOUT DELAY, TO INSURE ITS ARRIVAL IN TIME FOR THE MEETING. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING.


                                        By Order of the Board of Directors

                                        /s/ DANIEL T. BURNS
                                        --------------------
                                           Daniel T. Burns
                                              Secretary

Chicago, Illinois
Date of Mailing: March 1, 1996